UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2011
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(c)           On October 19, 2011, Cinedigm Digital Cinema Corp. (the “Company”) entered into employment agreements with each of Adam M. Mizel (the “Mizel Agreement”) and Gary S. Loffredo (the “Loffredo Agreement”).

Pursuant to the Mizel Agreement, Mizel will serve as the Chief Operating Officer and Chief Financial Officer of the Company.  The term of the Employment Agreement commenced on October 3, 2011 and will end on August 31, 2013.  Pursuant to the Mizel Agreement, Mizel will receive an annual base salary of $375,000 subject to increase at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Committee”). In addition, Mizel will be eligible for bonuses during the term of the Mizel Agreement based on overall Company performance with goals to be established by the Committee. The Mizel Agreement supersedes the employment agreement between the Company and Mizel dated August 11, 2009.

The Mizel Agreement further provides that Mizel is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Mizel’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to receive his base salary for 12 months following the termination as well as earned bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date.  If such termination or resignation occurs after a change in control, then in lieu of receiving his base salary for 12 months, Mizel would be entitled to receive a lump sum payment equal to his then Base Salary (plus earned bonus, if any), multiplied by the greater of (i) two or (ii) a fraction, the numerator of which is the number of months remaining in the term of the Mizel Agreement, and the denominator of which is twelve.

Pursuant to the Loffredo Agreement, Loffredo will serve as the Executive Vice President – Business Affairs, General Counsel and Secretary of the Company and President of Digital Cinema Operations.  The term of the Employment Agreement commenced on October 3, 2011 and will end on October 3, 2013.  Pursuant to the Loffredo Agreement, Loffredo will receive an annual base salary of $315,000 subject to increase at the discretion of the Committee. In addition, Loffredo will be eligible for bonuses during the term of the Loffredo Agreement based on overall Company performance with goals to be established by the Committee. The Loffredo Agreement supersedes the severance agreement between the Company and Loffredo dated September 10, 2010.

The Loffredo Agreement further provides that Loffredo is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Loffredo’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to receive his base salary for 12 months following the termination as well as earned bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date.

The foregoing descriptions of the Mizel Agreement and the Loffredo Agreement are qualified in their entirety by reference to such agreements, which are filed herewith as Exhibits 10.1 and 10.2.

On October 10, 2011, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Digital Cinema Corp. and Adam M. Mizel dated as of October 19, 2011.
10.2	Employment Agreement between Cinedigm Digital Cinema Corp. and Gary S. Loffredo dated as of October 19, 2011.
99.1	Press release dated October 10, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  October 21, 2011

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President of Digital Cinema Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Digital Cinema Corp. and Adam M. Mizel dated as of October 19, 2011.
10.2	Employment Agreement between Cinedigm Digital Cinema Corp. and Gary S. Loffredo dated as of October 19, 2011.
99.1	Press release dated October 10, 2011.